Exhibit 99.1

Virage Logic Reports First Quarter Fiscal 2009 Results

FREMONT, Calif.--(BUSINESS WIRE)--January 28, 2009--Virage Logic Corporation (NASDAQ:VIRL), the semiconductor industry’s trusted IP partner, today reported its financial results for the first fiscal quarter ended December 31, 2008.

Total revenue for the first quarter of fiscal 2009 was $11.3 million, compared with $14.1 million for the first quarter of fiscal 2008 and $15.5 million for the fourth quarter of fiscal 2008. License revenue for the first quarter of fiscal 2009 was $8.5 million, compared with $10.8 million for the same period a year ago and $12.1 million for the prior quarter. Royalties for the first quarter of fiscal 2009 were $2.8 million, compared with $3.3 million for the first quarter of fiscal 2008 and $3.4 million for the fourth quarter of fiscal 2008.

As reported under U.S. generally accepted accounting principles (GAAP), net loss for the first quarter of fiscal 2009 was $2.6 million, or ($0.11) per share, compared with net income of $1.1 million, or $0.05 per share for the first quarter of fiscal 2008 and net loss of $47,000 or ($0.00) per share for the fourth quarter of fiscal 2008.

Excluding the effects of FAS123R expenses, acquisition related expenses and amortization of intangibles, the company would have reported a net loss of $1.4 million, or ($0.06) per share. The reconciliation of GAAP to Non-GAAP financial results includes $75,000 of stock-based compensation expense and $2.0 million of amortization of intangibles and other acquisition related charges reduced by $922,000 tax effect for a net total of $1.2 million.

“Our first quarter fiscal 2009 proved to be challenging. We began with a solid backlog and strong sales pipeline, but the rapid decline of the semiconductor industry impacted our business towards the end of the quarter,” said Dr. Alex Shubat, president and chief executive officer (CEO), Virage Logic. “A number of customers delayed orders that we now expect will close in the next one to two quarters. We also experienced a small number of cancellations, something the company has never seen before. Our decline in royalties is attributed to lower wafer starts at our major foundry partners.”

“Last week we announced a restructure that will increase efficiencies as part of our on-going transformation. We consolidated two smaller research and development (R&D) sites into four major R&D centers and realigned our sales resources to market opportunities. We expect to realize approximately a 13% reduction in labor expenses and additional overhead savings from site consolidations.”

“The combination of our strong cash position and the transformational efforts to date allows us to take advantage of the economic environment and execute on both organic and inorganic growth initiatives.

  Broadening our product portfolio. We announced earlier this week the acquisition of silicon proven standards-based IP and development expertise: PCIe, HDMI and MIPI that are used in AMD’s extensive graphics processor product line. These products will substantially increase our Interface IP portfolio.
  Being first-to-market with next generation advanced technology products. At the 32-nanometer (nm) process node, we began shipping front ends of our SiWare™ Memory products. At the 40/45nm process node, we added blue chip customers for our Intelli™ DDR3 product. We also received record orders with the latest release of our STAR™ Memory System.”

“In summary, despite the current economic uncertainty, we remain confident that executing our transformation initiatives will enable us to retain our leadership position. We anticipate second quarter fiscal 2009 revenues of $11.25 million to $12.75 million and non-GAAP loss per share of ($0.06) to $0.00 per share. The company expects to realize, before tax, approximately $2.2 to $2.4 million in non-GAAP expenses comprised of FAS123R stock compensation, acquisition related and restructuring expenses.”

Although this news release will be available on the company’s website, the company disclaims any duty or intention to update these or any other forward-looking statements.

Use of Non-GAAP Information

We believe the financial figures we include that are not presented in accordance with GAAP assist investors in understanding our business and operating results. This information is intended to provide investors with useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include charges that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. The Company’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management believes that acquisition related charges, stock-based compensation and restructuring charges are not part of its core business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are restructuring charges, acquisition related charges, and stock-based compensation that are included in cost of revenues, research and development, general and administrative and sales and marketing expenses. To determine our non-GAAP tax provision, the Company recalculates tax based on non-GAAP income before taxes and adjusts accordingly.

For each such non-GAAP measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of our finance results in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes acquisition-related charges in order to provide a more consistent and meaningful evaluation of the Company’s operating expenses. Management also excludes the impact of stock-based compensation to help it compare current period operating expenses against the operating expenses for prior periods. In addition, the availability of non-GAAP information helps management track actual performance relative to financial targets. This information also helps investors compare the Company’s performance with other companies in the industry, which use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Management believes that providing this non-GAAP financial information, in addition to GAAP information, facilitates consistent comparison of the Company’s financial performance over time. The Company has historically provided non-GAAP information to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate the Company’s core operating performance in the way that management does.

Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Conference Call

Virage Logic's management will hold a teleconference on first-quarter fiscal 2009 results at 1:30 p.m. PACIFIC / 4:30 p.m. EASTERN today, January 28, 2009. Participants can access the call by dialing (888) 413-9033 (domestic) or (706) 679-5076 (international) or can listen via a live Internet webcast, which can be found on the Investor Relations page of the Virage Logic website at www.viragelogic.com. A replay of the call will be available at (800) 642-1687 (domestic) or (706) 645-9291 (international), access number 81589587 through January 31, 2009; and the webcast can be accessed at www.viragelogic.com for 30 days.

About Virage Logic

Virage Logic is a leading provider of semiconductor intellectual property (IP) for the design of complex integrated circuits. The company’s highly differentiated product portfolio includes embedded SRAMs, embedded NVMs, embedded test and repair, logic libraries, memory development software, and interface IP solutions. As the industry’s trusted semiconductor IP partner, foundries, IDMs and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit www.viragelogic.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to company trends, business outlook and technology leadership. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic’s ability to execute on its strategy; Virage Logic’s ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic’s technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company’s ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company’s ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2008, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

All trademarks are the property of their respective owners and are protected herein.

Reconciliation of GAAP to Non-GAAP Financial Results
	Three Months	Three Months
Statement of Operations Reconciliations (in thousands)
	Ended	Ended
	December 31,	December 31,
	2008	2007

GAAP net income (loss)	($2,611)	$1,092
Stock-based compensation expense related to operating expense	64	403
Stock-based compensation expense related to custom contracts	11	13
Amortization of intangibles and expense for earn-outs related to acquisition	2,041	69
Restructuring charges	-	(3)
Tax effect	(922)	(176)
Non-GAAP net income (loss)	($1,417)	$1,398

Net income (loss) per share:
Basic	($0.06)	$0.06
Diluted	($0.06)	$0.06

Shares used in computing per share amounts:
Basic	22,936	23,419
Diluted	22,936	23,733

Virage Logic Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per-share amounts)
(Unaudited)

	For the Three Months Ended
	December 31,
	2008	2007

Revenues:
License and maintenance	$8,501	$10,761
Royalties	2,848	3,299
Total revenues	11,349	14,060
Cost and expenses:
Cost of revenues	2,569	2,447
Research and development	9,019	5,858
Sales and marketing	2,667	3,593
General and administrative	2,121	1,775
Restructuring	-	(3)
Total cost and expenses	16,376	13,670
Operating income (loss)	(5,027)	390
Interest income and other expenses, net	648	1,167
Income (loss) before income taxes	(4,379)	1,557
Income tax provision (benefit)	(1,768)	465
Net income (loss)	($2,611)	$1,092

Net income (loss) per share:
Basic	($0.11)	$0.05
Diluted	($0.11)	$0.05

Shares used in computing per share amounts:
Basic	22,936	23,419
Diluted	22,936	23,733

Virage Logic Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	September 30,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$31,876	$13,214
Short-term investments	28,844	31,148
Accounts receivable, net	12,145	16,526
Costs in excess of related billings on uncompleted contracts	1,001	972
Deferred tax assets - current	1,320	1,255
Prepaid expenses and other current assets	4,757	4,995
Taxes receivable	2,837	2,733
Total current assets	82,780	70,843

Property, plant and equipment, net	4,324	3,966
Goodwill	11,781	11,751
Other intangible assets, net	5,939	6,270
Deferred tax assets - long-term	14,759	14,548
Long-term investments	4,573	21,443
Other long-term assets	379	383
Total assets	$124,535	$129,204

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	1,179	1,023
Accrued expenses	6,630	5,678
Deferred revenues	8,020	8,866
Income taxes payable	-	1,702
Total current liabilities	15,829	17,269
Income tax liabilities	1,083	1,083
Other long-term accruals	151	150
Total liabilities	17,063	18,502

Stockholders' equity:
Common stock	24	24
Additional paid-in capital	141,175	141,220
Accumulated other comprehensive income	199	207
Treasury stock, at cost	(5,130)	(4,564)
Accumulated deficit	(28,796)	(26,185)
Total stockholders' equity	107,472	110,702
Total liabilities and stockholders’ equity	$124,535	$129,204

CONTACT:
Virage Logic Corporation
Brian Sereda, 510-360-8017
Chief Financial Officer
brian.sereda@viragelogic.com